Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-59856 and No. 333-04893) of our report dated March 11, 2005, except for Note 11, which is dated March 29, 2005, which appears on page F-2 of Amendment No. 2 on Form 10-K/A to the Form 10-K for Wireless Telecom Group, Inc. for the year ended December 31, 2004.

/s/ LAZAR LEVINE & FELIX LLP
LAZAR LEVINE & FELIX LLP

New York, New York
May 4, 2005